Exhibit 10.1

Loan Contract

No. (2010)8283

Loan Taker (Full Name): Suining Yinfa DAR Industrial Co., Ltd

Loan Provider (Full Name): Financial Service Center for Small Enterprise of Suining City Commercial Bank

I. The Loan

A. Type of Loan: Short-term current capital loan

B. Usage of Loan: to Purchase DAR

C. Currency and Amount of Loan: RMB Three Million (RMB 3,000,000.00)

D. Term of Loan: From December 27, 2010 to December 26, 2011

E. Interest Rate:

Fixed Interest Rate:

The interest rate shall be a fixed annual interest rate of 8.34% until the due date of this loan.

F. Interest Settlement

The interest for this loan shall be settled on a monthly basis on the 20th day of each month.

II. Advanced repayment

In the case of advanced repayment, consent from the Loan Provider shall be gained. If Loan Provider agrees to advanced repayment, the interest will still be charged according to the loan term and fixed interest rate as set forth in this Contract.

III. Loan Guaranty

The loan in this Contract shall take the guaranty in the form of maximum mortgage. Guaranty Contract will be made and entered into separately. In case of maximum mortgage, the Guaranty Contract is numbered: 2010-8070.

IV. Dispute

Any dispute incurred from this Contract could either be settled through negotiation by Loan Provider and Loan Taker, or be submitted to the People’s Court at the registration place of Loan Taker for litigation.

V. Effectiveness

This Contract shall become effective since the signatures or seals are executed by both Loan Provider and Loan Taker.

VI. Copies

This Contract shall be kept in quintuplicate; each of Loan Provider and Loan Taker keeps one, and each of the warrantors keeps one. All five copies are equally authentic.

VII. Prompt

The Loan Provider has already reminded Loan Taker of the comprehensive and accurate interpretation to all and any clauses and terms in this Contract and made explications to all and any of such clauses and terms as required by Loan Taker. Both Loan Provider and Loan Taker are unanimous to this Contract.

Loan Taker (Seal): Suining Yinfa DAR Industrial Co., Ltd

Legal Representative or Authorized Representative: Wang Jiayin

Loan Provider (Seal): Financial Service Center for Small Enterprise of Suining City Commercial Bank

Customer Service Manager:

Legal Representative or Authorized Representative:

Signed on December 27, 2010

Signed at Suining City Commercial Bank